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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d)OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of report: November 20, 1998 (Date of Earliest Event Reported: November 6,
                                                                    -----------
1998)
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                              CLARUS CORPORATION
            (Exact name of Registrant as specified in its charter)


        Delaware                        0-24277                 58-1972600
(State or other juristiction of    (Commission File No.)       (IRS Employer
incorporation or organization)                               Identification No.)





                            3950 Johns Creek Court
                                   Suite 100
                               Suwanee, Georgia 30024
         (Address of principal executive offices, including zip code)
                                (770) 291-3900
             (Registrant's telephone number, including area code)




                       (Former name or Former Address if
                          Changed Since Last Report)


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ITEM 2.   Acquisition or Disposition of Assets

          On November 6, 1998, Clarus Corporation closed the merger of Elekom Corporation with and into its wholly owned subsidiary Clarus CSA, Inc. As consideration for the acquisition of Elekom, Clarus issued approximately 1,383,760 shares of its common stock and paid an aggregate of $8.0 million in cash to Elekom's shareholders. The cash portion of the merger consideration was paid from a portion of the proceeds received by Clarus in its initial public offering.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

          (a)  Financial Statements of Business Acquired

At the present time, it is impractical to provide the financial statements of the business acquired as required by Article 11 of Regulation S-X and this
Item 7 of Form 8-K. Clarus will file such financial statements under cover of a Form 8-K/A as soon as practicable, but not later than January 20, 1999 (60 days after this Report is required to be filed).

          (b)  Pro Forma financial information

          At the present time, it is impractical to provide the pro forma financial information relative to the Elekom Corporation acquisition as required by Article 11 of Regulation S-X and this Item 7 of Form 8-K. Clarus will file such pro forma financial information under cover of a Form 8-K/A as soon as practicable, but not later than January 20, 1999 (60 days after this Report is required to be filed).

          (c)  Exhibits
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          2.1      Agreement and Plan of Reorganization dated August 31, 1998 by and between Clarus Corporation, Clarus CSA, Inc. and Elekom Corporation. Incorporated by reference from Exhibit 2.1 and Appendix A to the Company's Registration Statement on Form
                   S-4 (File No. 333-63535)).


                                   SIGNATURE

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           CLARUS CORPORATION



Date: November 20, 1998                         /s/ William A. Fielder III
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                                           WILLIAM A. FIELDER III
                                           Chief Financial Officer and Treasurer